EXHIBIT 10.2


                        CONFIDENTIAL TREATMENT REQUESTED

Confidential Portions of this Agreement Which Have Been Redacted Are Marked with Brackets ([***]). The Omitted Material Has Been Filed With The Securities and Exchange Commission.



                                SUPPLY AGREEMENT



                                     between



                           DURA PHARMACEUTICALS, INC.



                                       and



                    FIRST HORIZON PHARMACEUTICAL CORPORATION





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                                TABLE OF CONTENTS

                                                                            PAGE


Background....................................................................1

Article 1 - Definitions.......................................................1

Article 2 - Supply of Product.................................................2
         2.1      Supply Obligation...........................................2
         2.2      Technology Rights...........................................3
         2.3      Product for Sale Outside the Territory......................4
         2.4      Shipment of Finished Goods..................................5
         2.5      Labeling and Packaging of Supplied Products.................5
         2.6      Inspections.................................................6

Article 3 - Purchase of Product...............................................7
         3.1      Purchase Obligation.........................................7
         3.2      Production Scheduling.......................................7
         3.3      Testing and Certificate of Analysis.........................8
         3.4      Testing Upon Delivery.......................................8
         3.5      CGMP Violations.............................................9

Article 4 - Pricing and Payment Terms........................................10
         4.1      Pricing....................................................10
         4.2      Payment Terms..............................................10
         4.3      No Setoff..................................................10

Article 5 - Change Management................................................11
         5.1      Required Manufacturing Changes.............................11
         5.2      Discretionary Manufacturing Changes........................12
         5.3      Labeling Changes...........................................13
         5.4      Authorization..............................................13

Article 6 - Liabilities......................................................14
         6.1      Warranty and Disclaimer....................................14
         6.2      FHP Indemnity..............................................14
         6.3      DURA Indemnity.............................................15
         6.4      Notice and Opportunity to Defend...........................15

Article 7 - Term and Termination.............................................16
         7.1      Term.......................................................16
         7.2      Termination................................................17
         7.3      Effects of Termination.....................................18
         7.4      Transition.................................................18
         7.5      Survival...................................................19

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

Article 8 - General Provisions...............................................19
         8.1      Confidentiality............................................19
         8.2      Force Majeure..............................................20
         8.3      Entire Agreement...........................................20
         8.4      Headings...................................................20
         8.5      Relations Between the Parties..............................21
         8.6      Assignment.................................................21
         8.7      Notice.....................................................22
         8.8      Severability...............................................23
         8.9      Governing Law..............................................23
         8.10     Attachments................................................23
         8.11     Waiver.....................................................24
         8.12     Counterparts...............................................24

                                SUPPLY AGREEMENT

     THIS SUPPLY AGREEMENT (the "Agreement") is made this 21st day of December, 2001, by and between DURA PHARMACEUTICALS, INC. ("DURA"), a Delaware corporation with a principal place of business at 7475 Lusk Boulevard, San Diego, California 92121, and FIRST HORIZON PHARMACEUTICAL CORPORATION ("FHP"), a Delaware corporation with a principal place of business at 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076. Background

     FHP has agreed to purchase from DURA trademarks, know-how and certain other assets relating to FURADANTIN(R) (nitrofurantoin) oral suspension products pursuant to the terms and conditions of an Asset Purchase Agreement (Furadantin) dated as of the date hereof (the "Principal Agreement"). FHP wishes to have DURA provide to FHP certain supply services relating to such products for a period of time as is set forth herein. DURA hereby agrees to perform such services on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants contained herein, FHP and DURA agree as follows: Article 1 - Definitions

     The following general use terms used in this Agreement shall have the meanings set forth below. Other terms of less general applicability are defined where appropriate. Terms set forth in CAPITAL LETTERS are defined in the Principal Agreement and, unless otherwise noted in this Agreement, have the meanings set forth therein.

     1.1 "Supplied Product" or "Supplied Products" means the PRODUCT in the presentation forms listed in Schedule 1.1 of the Contract Manufacturing Agreement dated May 7, 1996, by and between Procter & Gamble Pharmaceuticals, Inc. ("P&G") and DURA (the "P&G Manufacturing Agreement"), which has been

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
                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

provided in its entirety to FHP and to which FHP acknowledges and agrees to be bound by the definition contained therein.

     1.2 "Specifications" mean the written methods, formulae, procedures, specifications tests (and testing protocols) and standards pertaining to each presentation form of the Supplied Products set forth in Schedule 1.2 of the P&G Manufacturing Agreement, as may have been changed from time to time by DURA since May 7, 1996, and as may be changed by FHP upon written notice to DURA, provided that DURA agrees to such changes in writing. Such Schedule 1.2 (as may have been changed from time to time) set forth in the P&G Manufacturing Agreement has been provided in its entirety to FHP (and is attached hereto) and FHP acknowledges and agrees to be bound by the definition of "Specifications" contained therein.

     1.3 "Supply Term" means the period starting on the CLOSING DATE and continuing for the initial term of this Agreement and any subsequent extension period, as set forth more particularly in Section 7.1 hereof, subject to any earlier termination of this Agreement pursuant to Section 7.2 hereof.

                          Article 2 - Supply of Product

     2.1 Supply Obligation. Subject to the terms and conditions hereof, and for consideration to be paid on the CLOSING DATE by FHP to Dura in the amount of $[***], by wire transfer of immediately available funds to an account designated by DURA, DURA shall, and is responsible to, Supply (as defined herein) finished packaged goods of the Supplied Products.

          (a) Supply. As used herein, "Supply" or any variation thereof means performing or causing to be performed all operations necessary to produce, manufacture, package, label, mark, handle, arrange for shipping and ship the Supplied Products in accordance with the terms and conditions of this Agreement. Without limiting the foregoing, the term "Supply" shall also include all storage


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

incident to such operations. "Supply" shall also include the performance of or the causing to be performed: (i) all "controls" pertaining to the Supplied Products which are required by applicable regulations on the date hereof, and
(ii) any such "controls" which become required by such regulations after the date hereof and which DURA has agreed in writing to perform. DURA shall perform or cause P&G to perform any such "controls" which become required by such regulations after the date hereof. For purposes of this definition, "controls" shall have the same general meaning as in 21 C.F.R.ss. 211. Notwithstanding anything herein to the contrary, FHP shall be responsible for filing field alert reports, for conducting product recalls and for other duties and obligations imposed by law, rule or regulation on the holder of the Registrations. DURA shall use commercially reasonable efforts to cooperate with and assist FHP in the performance of such duties and obligations.

          (b) Stability Testing. FHP shall bear the cost of all stability testing required for the Supplied Products. DURA shall provide results and supporting data from that portion of the stability testing as relates to extension of expiration dating to FHP as and when available.

          (c) Continuous Supply. DURA shall provide or cause P&G to provide FHP with a continuous supply of FHP's requirements for Supplied Products during the Supply Term. Such obligation shall continue regardless of whether DURA's cost to supply Supplied Product exceeds any agreed upon purchase price provided for in this Agreement.

     2.2 Technology Rights. Subject to the terms and conditions hereof, DURA and P&G shall have the right to use the KNOW-HOW and the Information (as defined herein) to Supply the Supplied Products for FHP or FHP's successors or assigns. During the Supply Term, DURA shall give FHP and its authorized representatives reasonable access to the DURA Information (as defined herein). DURA shall, at its own cost, provide FHP with copies of the DURA Information, to the extent


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

that Dura is allowed by law or by third parties to provide such information. Upon expiration or termination of this Agreement: (i) all hard copies of the KNOW-HOW and the Information shall be delivered to FHP (except that DURA may retain one (1) copy of all the KNOW-HOW and the Information as a record copy subject to the confidentiality provisions of Section 8.1 hereof), and (ii) all DURA Information shall become the property of FHP.

          (a) Information. As used herein, "Information" means any and all technical information, know-how, formulae, processes, clinical studies, trade secrets, confidential and/or proprietary information and other know-how, information, documents and/or materials, technology, formulations, specifications, testing data and analytical methods and other information relating to the Supplied Products: (i) which is either supplied or disclosed to DURA by FHP hereunder during the Supply Term or owned, developed or possessed by DURA or DURA's AFFILIATES during the Supply Term, (ii) which is necessary or useful to the Supply of the Supplied Products, and (iii) to the extent such Information solely relates to the Supplied Products and/or the Supply of the Supplied Products. Information does not include any information which: (w) has been either published or is otherwise in the public domain; (x) is lawfully acquired by DURA from a third party under no obligation of confidentiality to FHP; (y) is obvious from information that is not otherwise confidential hereunder, to one of ordinary skill in the relevant art; or (z) is disclosed by FHP to a third party on a non-confidential basis.

          (b) DURA Information. As used herein, "DURA Information" means Information, which is owned, developed or possessed by DURA or DURA's AFFILIATES during the Supply Term.



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

     2.3 Product for Sale Outside the Territory.  FHP acknowledges  that P&G may
intend  to  manufacture   nitrofurantoin   oral  suspension  and/or  its  active
ingredient in the TERRITORY for distribution and sale outside the TERRITORY.

     2.4 Shipment of Finished Goods. All Supplied Products delivered hereunder to FHP shall have proper dating on the labels and/or packaging and shall have a shelf life on delivery to FHP (or to FHP's designee): (i) of not less than twenty (20) months; or (ii) as agreed to between the parties. All Supplied Products delivered to FHP hereunder shall be shipped FOB point of manufacture, which is P&G's manufacturing facility, by a carrier approved and paid for by FHP. DURA shall ship or shall direct P&G to ship such quantities to the destination(s) and at the time(s) specified in Releases (as defined in Section
3.2 hereof) by FHP or its  designee.

     2.5 Labeling and Packaging of Supplied Products. Subject to the terms of the Principal Agreement, FHP shall, at its own cost and expense, supply DURA with the mechanical design of artwork for all Printed Matter, and DURA will supply such mechanical design on artwork for all Printed Matter to P&G. Each set of such artwork, and each partial set and/or alteration or amendment thereto, for each piece of Printed Matter shall be identified by a unique item control number or code (the "Code") supplied by FHP, which is consistent with P&G's existing control practices. All physical specifications of all Printed Matter shall comply with P&G's control numbering system, quality control requirements and manufacturing process constraints as provided by P&G to DURA, and as provided by DURA to FHP. FHP shall specify the code for each item of Printed Matter to be supplied with each order for Supplied Products hereunder. Such Code shall be specified on the purchase order therefor. All Supplied Products delivered to FHP hereunder shall include the Printed Matter as specified in the purchase order for such shipment.



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

          (a) Printed Matter. As used herein, "Printed Matter" means all printed materials, including labeling, required to be affixed to and/or packaged with Supplied Products delivered to FHP hereunder.

     2.6 Inspections. Upon reasonable notice and upon reasonable frequency, during P&G's regular business hours, and subject to P&G's normal confidentiality and safety regulations governing visitors, FHP's representatives shall have the right to request that DURA's representatives enter and inspect the P&G facility at which the Supplied Products are manufactured and to request samples of the Supplied Products being Supplied. DURA shall maintain, or shall cause P&G to maintain, in compliance with applicable laws, true and accurate records of chemical, physical and other tests of the raw materials for the Supplied Products. All information gained by DURA (other than information relating to the Supplied Products) as a result of any inspection conducted pursuant to this provision shall be kept confidential and not disclosed to FHP or any other third parties without the consent of P&G. DURA's obligation to keep said information confidential shall not apply with respect to information which: (i) has been published or is otherwise in the public domain; (ii) is lawfully acquired by DURA from a third party under no obligation of confidentiality to P&G or (iii) is reasonably obvious to one skilled in the relevant art. DURA shall notify FHP of the results of any FDA inspections of P&G's facilities of which Dura is made aware, as and to the extent relating to the Supplied Products.



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                        Article 3 - Purchase of Product

     3.1 Purchase Obligation. FHP shall purchase and receive from DURA, and DURA shall sell and deliver to FHP or its designated agent, Supplied Products ordered pursuant to the terms hereof in the quantities set forth in the Releases (as defined herein). Notwithstanding anything herein to the contrary, DURA shall have no obligation to sell or deliver to FHP or its designated agent Supplied Products in other than full batch quantities except for purchases of existing DURA inventories pursuant to Section 4.02 of the Principal Agreement. The cost of shipping all such Supplied Products shall be borne by FHP. Title to all Supplied Products shipped by P&G on behalf of DURA in accordance with the terms and conditions of this Agreement shall pass to FHP upon acceptance by common carrier specified by FHP or any other carrier agreed between the parties hereto.

     3.2 Production Scheduling. At least thirty (30) business days prior to the start of each calendar quarter during the Supply Term, FHP or its designated agent shall, by written notice hereunder, deliver to DURA: (i) written releases (the "Releases") setting forth the Supplied Products and presentation forms thereof to be purchased during the next succeeding calendar quarter (the "Next Quarter") and the quantity and the desired delivery date(s) (which date(s) shall be no more than once each month during the Next Quarter on or about, to the extent possible, the fifteenth of such month) for each quantity so ordered; and
(ii) a written forecast (the "Forecast") of FHP's expected requirements of Supplied Products and the presentation forms thereof for the next three (3) calendar quarters after the Next Quarter, together with the expected quantity and delivery date(s) for each quantity so forecast to be ordered during such quarters.

          (a) Release Procedure. All Releases shall be against blanket purchase orders established from time to time during the Supply Term by agreement of the parties.


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          (b)  Limitations.  FHP shall use  commercially  reasonable  efforts to ensure that FHP's Releases comply as closely as possible with the Forecasts for each calendar quarter during the term hereof. In no event shall DURA be obligated to deliver to FHP in any calendar quarter during the term hereof more than one hundred twenty-five percent (l25%) of the total quantity set forth in the most recent Forecast for such quarter. In no event shall FHP's Releases in any calendar quarter during the term hereof be less than seventy-five percent (75%) of the total quantity set forth in the most recent Forecast for such quarter.

     3.3 Testing and Certificate of Analysis. DURA shall provide to FHP or its designated agent the certificate of analysis provided to DURA by P&G
("Certificate of Analysis"), with each shipment of Supplied Product made hereunder. Such Certificate of Analysis shall certify with respect to each shipment and lot (identified by batch or lot number) (i) the quantity of the shipment, (ii) the Supplied Product flavor, and (iii) that the Supplied Product delivered was manufactured in accordance with the Specifications and the Master Batch Records and documented according to requirements of CGMP and Production
SOPs. FHP shall be under no obligation to accept any shipment of Supplied Product without an accompanying Certificate of Analysis.

     3.4 Testing Upon Delivery. Upon receipt of the Supplied Products in any shipment, FHP shall check the compliance of such batch with the Specifications. Such compliance check shall be performed by FHP's Quality Assurance department and shall be certified by the head of such department (or his/her designee). Copies of the certificate of analysis incorporating such certification shall be retained and made available to Dura within twenty (20) days of written request. If FHP deems that any Supplied Products delivered to FHP hereunder fail to conform to the Specifications upon delivery to FHP, then FHP shall notify DURA thereof in writing (such notice to include test results) within twenty (20) days

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from  delivery  of  such  Supplied   Products  to  FHP.  FHP  shall  retain  the
non-conforming Supplied Products and DURA shall have the right to inspect such Supplied Products.

          (a) Undisputed Claims. DURA shall, if it agrees with FHP's complaint, replace any such Supplied Products with an equal quantity of Supplied Products complying with the Specifications at no cost to FHP and without undue delay. FHP shall dispose of any Supplied Products which are not in compliance with the Specifications at DURA's cost, except that FHP shall follow any reasonable instructions from DURA to return such Supplied Products to DURA or otherwise dispose of such Supplied Products in another manner at DURA's cost.

          (b) Disputed Claims. If DURA does not agree with FHP's complaint, then DURA shall notify FHP of such disagreement within forty-five (45) days of receipt of notice of deficiency. If the parties cannot themselves resolve such disagreement within twenty (20) days of FHP's receipt of DURA's notice of disagreement, then the matter shall be submitted (without undue delay) to an independent laboratory agreed by the parties in order to resolve the discrepancy in the analysis of the rejected Supplied Products. The assessment of such laboratory shall be binding upon the parties and any related expense shall be borne by the party whose analysis was in error.

     3.5 CGMP Violations. Each party shall notify the other of any violation of any requirements of CGMP alleged by a third party with respect to the Supplied Product immediately upon such party's awareness of such allegation. As used


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                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

herein, "CGMP" means the current good manufacturing practices for manufacturing of or finished pharmaceuticals set forth in 21 CFR Parts 210 and 211, respectively, as may be amended from time to time, and any other current good manufacturing practices which may be set forth in any federal, state or local laws, rules or regulations applicable to the Supply of the Supplied Products.
Article 4 - Pricing and Payment Terms

     4.1 Pricing. The price (the "Price") for Supplied Product Supplied hereunder shall be: as US$[***] per 60 ml bottle, and (ii) US$ [***] per 470 ml bottle. All pricing and shipment terms FOB point of manufacture, which is P&G's manufacturing facility. Effective each July 1 during the Supply Term, DURA may, upon twenty (20) days advance written notice to FHP, adjust the Purchase Price by a percentage adjustment equal to the percent change in the United States Product Price Index for Drugs and Pharmaceuticals Code 06-35 published by the United States Government (currently the Department of Labor) over the twelve
(12) month period ending March 31 immediately preceding such July 1 adjustment date.

     4.2 Payment Terms. The Price for all Supplied Product Supplied hereunder shall be due and owing to DURA net twenty (20) days after shipment. DURA may withhold subsequent deliveries of Supplied Product or take other action it deems appropriate should FHP fail to pay within the stated terms. DURA shall have no further obligation to give notice hereunder of any such action.

     4.3 No Setoff. All payments to DURA by FHP hereunder shall be made free and clear of, and without deduction for, any withholding, discount, offset or other deduction of any kind, except as expressly authorized in advance by DURA in writing; provided, however, FHP may withhold payment with respect to any deliveries of Supplied Product which have been rejected or which are otherwise




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subject to good faith dispute, without breach of this Agreement.


                         Article 5 - Change Management

     5.1  Required  Manufacturing  Changes.  With  respect  to  changes  to  the
Specifications or manufacturing process which are required by applicable law, rule or regulation or by action (or inaction) of any legally competent government or other regulatory body or authority or by medical or scientific concerns as to the toxicity, safety and/or efficacy of the Supplied Products (collectively, "Required Manufacturing Changes"), DURA shall promptly notify FHP of the nature and likely cost of any such Required Manufacturing Changes. Within twenty (20) days of such notice, FHP shall notify DURA whether FHP wishes to proceed with such Required Manufacturing Changes under the terms and conditions of this Section 5.1. If FHP does not elect to so proceed with making such Required Manufacturing Changes, then DURA may terminate this Agreement immediately, such termination being subject in addition to the provisions of
Section 7.3 hereof. If FHP does elect to so proceed with making such Required Manufacturing Changes, then the parties shall co-operate in making such agreed changes promptly and FHP shall pay all the costs of all remaining obsolete stock of Supplied Products, all inventory of affected raw materials (at DURA's actual acquisition cost) and all remaining obsolete work in process of Supplied Products resulting from any such changes. For the avoidance of doubt, Required Manufacturing Changes: (i) do not include any changes or other concerns relating to the extension of expiration dating for the Supplied Products ongoing by DURA at CLOSING, (ii) do not include changes to the labeling only (which are dealt with in Section 5.3 hereof), and (iii) do include changes resulting from or arising out of changes to or withdrawal of third party raw materials.


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          (a) Capital  Expenditures.  All costs (including  installation  costs)
required to implement agreed Required Manufacturing Changes shall be borne by FHP and any capital equipment or improvements which are paid for by FHP and which are not fixtures for P&G's premises where installed and which pertain solely and exclusively to the Supply of the Supplied Products (the "FHP Equipment") shall be titled in the name of FHP. Within five (5) business days of any termination or expiration of this Agreement, FHP may, at its discretion, offer to DURA for purchase hereunder any FHP Equipment. Within twenty (20) business days of receipt of such notice, DURA may, at its discretion, elect (by notice hereunder to FHP) to purchase any such FHP Equipment offered for sale by FHP. Any such purchase and sale shall be at fair market value (not including installation costs) as determined by the parties or, if the parties cannot agree to a price within twenty (20) days of DURA's election, by an independent third party appraiser chosen by the parties, with the purchase price to be paid to FHP within fifteen (15) business days of such appraiser's determination of fair market value. Unless otherwise agreed by the parties, within thirty (30) days of any termination or expiration of this Agreement, FHP shall, at its own expense, remove or cause to be removed from P&G's premises any FHP Equipment not purchased by DURA pursuant to this section.

     5.2 Discretionary Manufacturing Changes. With respect to changes to the Specifications or the manufacturing process for Supplied Products which are not required by applicable law, rule or regulation or by action (or inaction) of any legally competent government or other regulatory body or authority or by medical or scientific concerns as to the toxicity, safety and/or efficacy of the Supplied Products (collectively, "Discretionary Manufacturing Changes"); the parties shall, to the extent commercially reasonable under the circumstances, cooperate in making such changes and the party initiating such change(s) shall

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bear all the costs associated with and resulting from any such changes. Any such proposed changes will be evaluated using P&G' change control process. If the proposed change is judged to require a prospective validation or regulatory submission, then the costs of such validations or submission and the resources to implement such validation or submission shall be the responsibility of the initiating party.

     5.3 Labeling Changes. With respect to changes to the Printed Matter, the parties shall cooperate in making such changes promptly and FHP shall, unless otherwise agreed, reimburse DURA for all remaining obsolete stock of Supplied Products, all inventory of Printed Matter (at DURA's actual acquisition cost) and all remaining obsolete work in process of Supplied Products resulting from any such change or amendment to the Printed Matter. FHP may, at any time during the Supply Term, change or amend any item of the labeling by notice hereunder, such change or amendment to be effective after appropriate advance written notice thereof.

     5.4 Authorization. During the Supply Term, DURA shall obtain and maintain or shall cause P&G to obtain and maintain in force all licenses and authorizations necessary for DURA to Supply Supplied Products hereunder, except that FHP shall bear all costs associated with maintenance of the NDA. Except as may be required by Sections 5.1 or 5.2 hereof, DURA shall bear, or shall cause P&G to bear, the full cost and expense of so obtaining and maintaining such licenses and authorizations. FHP shall give DURA all help reasonably necessary to assist DURA in so obtaining and maintaining such licenses and authorizations and shall bear the full cost and expense of so assisting DURA. Neither party shall make any Required Manufacturing Changes to the Specifications unless such changes have been first notified in advance in writing to the other. Neither party shall make any Discretionary Changes to the specifications unless such changes have been approved in writing in advance by the other.

                             Article 6 - Liabilities

     6.1 Warranty and Disclaimer. DURA hereby represents and warrants to FHP that the Supplied Products shall, on the date of delivery to FHP's carrier: (i) meet the requirements therefor set forth in the Specifications; (ii) not be adulterated within the meaning of Section 501 of the United States Food, Drug and Cosmetics Act and the regulations promulgated thereunder as each may be amended from time to time (collectively, the "Act") ; and (iii) comply with all federal, state and local laws, rules and regulations (including without limitation CGMP) applicable to the Supply of the Supplied Products. OTHER THAN AS SET FORTH HEREIN OR IN THE PRINCIPAL AGREEMENT, DURA MAKES NO WARRANTIES OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS SECTION. NO OTHER WARRANTY IS EXPRESSED OR IMPLIED BY DURA INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONE SHALL BE IMPLIED. Subject to Section
8.14 of this Agreement, DURA shall not be liable for FHP's consequential, special or indirect damages resulting from the use, handling, transportation, storage or manufacture of the Supplied Product.

     6.2 FHP Indemnity. Subject to Article 11 of the Principal Agreement, FHP shall indemnify, defend and hold harmless DURA, DURA's AFFILIATES and DURA's past, present and future directors, officers, employees and agents from and against any and all DAMAGES, whether such DAMAGES are based in contract, strict liability, negligence, warranty, statutes or regulations, or any other legal theory (other than the negligence or willful misconduct of DURA in the Supply of the Supplied Products), including without limitation injury to or death of persons and/or property or contamination of or adverse effect on humans, animals, aquatic life or the environment, based upon, arising out of or otherwise in respect of: (i) the use, sale or distribution of the Supplied Product transferred to FHP hereunder; or (ii) FHP's breach of any term or condition of this Agreement, except to the extent that such DAMAGES are indemnified against pursuant to Section 6.3 hereof.

     6.3 DURA Indemnity. Subject to Articles 11 and 12 of the Principal Agreement, DURA shall indemnify, defend and hold harmless FHP, FHP's AFFILIATES and FHP's past, present and future directors, officers, employees and agents from and against any and all DAMAGES, whether such DAMAGES are based in contract, strict liability, negligence, warranty, statutes or regulations, or any other legal theory (other than the negligence or willful misconduct of FHP), including without limitation injury to or death of persons and/or property or contamination of or adverse effect on humans, animals, aquatic life or the environment, based upon, arising out of or otherwise in respect of: (i) the failure of the Supplied Products transferred to FHP hereunder to meet the requirements of Section 6.1 hereof, (ii) any negligent act or omission of DURA hereunder relating to the Supply of the Supplied Products; or (iii) DURA's breach of any term or condition of this Agreement.

     6.4 Notice and Opportunity to Defend. No party against whom a claim of indemnity shall be made pursuant to Section 6.2 or 6.3 hereof (the "Indemnifying Party") shall be liable thereunder unless the party making such claim (the "Claiming Party") shall notify the Indemnifying Party of such claim promptly upon becoming aware of the existence or threatened existence of any DAMAGE giving rise to or which may give rise to a claim of indemnity under Section 6.2 or 6.3 hereof, but no later than within ten (10) business days of the service (or discovery, if later) of the claim against the Claiming Party giving rise to or potentially giving rise to any such DAMAGE. Upon such notice becoming effective hereunder, the Indemnifying Party will handle and control the defense of such DAMAGE. If both parties claim indemnification hereunder for the same DAMAGE or if the Indemnifying Party in good faith rejects the claim of indemnity, then FHP will handle and control the defense of such DAMAGE pending final resolution of the parties' respective claims for or with respect to indemnity hereunder. (At the time of such resolution, defense costs incurred pursuant to the preceding sentence shall be apportioned between the parties in the same manner as the parties share ultimate liability for the underlying DAMAGE pursuant to Sections 6.2 and 6.3 hereof.) In all cases, the party not handling the controlling such defense shall cooperate in such defense and may, at its own expense, participate in such defense through counsel of its choice reasonable acceptable to the defending party. The party handling and controlling such defense shall not settle or otherwise voluntarily dispose of or agree to dispose of such matter without prior approval of the other party.

                        Article 7 - Term and Termination

     7.1 Term. Subject to the provisions of Section 7.2 hereof, the initial term of this Agreement shall commence on the CLOSING DATE and shall continue in full force and effect, unless otherwise terminated, until the earlier of either (i) May 3, 2003, or any date to which the term of the P&G Manufacturing Agreement shall be extended, or (ii) the date on which Seller receives the P&G CONSENT.

          (a) Term Extension. If on or before May 3, 2002, FHP makes, in good faith, application, or files, for an amendment of the NDA with the FDA to conduct or have conducted quality assurance and release testing and to manufacture or have manufactured the Supplied Products at a facility other than a P&G facility (an "FHP NDA Filing"), then, with respect to each of the Supplied Products covered by such FHP NDA Filing, Dura shall use all commercially reasonable efforts to cause P&G to continue the term of the P&G Manufacturing Agreement beyond the end of its initial term for an additional period of two (2) years.

          (b) Alternative Discussions. Commencing on the fifth anniversary of the CLOSING DATE, the parties shall discuss alternative options for extending, possibly extending or not extending the term of this Agreement.

     7.2 Termination. This Agreement shall not be terminated at any time during the term hereof except in accordance with the terms and conditions of this
Section 7.2.

          (a) Default. This Agreement may be terminated by written notice by either party if the other party breaches any material provision of this Agreement and does not remedy such breach within forty-five (45) days of written notice of breach unless such breach cannot be remedied within such forty-five
(45) day period, in which case such breach must be remedied as soon as reasonable diligence will permit. Notwithstanding the above, should P&G be in breach of the P&G Manufacturing Agreement, causing DURA to be in material breach of this Agreement, FHP may terminate this Agreement by written notice if DURA does not remedy such breach within seventy-five (75) days of written notice of such breach unless such breach cannot be remedied within such seventy-five (75) day period, in which case such breach must be remedied as soon as reasonable diligence will permit.

          (b) Termination by FHP. FHP may, at any time, terminate FHP's obligation to purchase and DURA's obligation to Supply Supplied Product, by giving written notice to DURA at least seven (7) months prior to the effective date of such termination.

     7.3 Effects of Termination. If, due to minimum order quantities for ordering raw materials and/or packaging materials for the Supply of Supplied Product or to other commercially reasonable purchasing considerations, DURA has quantities of such raw materials or packaging materials in excess of DURA's requirements therefor after expiration of this Agreement pursuant to Section 5.1 or 7.1 hereof or after FHP's termination of this Agreement pursuant to Section

7.2(b) hereof, or if, due to such minimum order quantity requirements or purchasing considerations, DURA is required to order quantities of such raw materials or packaging materials in excess of DURA's requirements therefor after termination of this Agreement pursuant to Section 7.2(b) hereof, FHP shall purchase such raw materials or packaging materials at DURA's out of pocket cost upon such termination, FOB point of manufacture, which is P&G's manufacturing facility.

     7.4 Transition. The parties acknowledge that it is P&G's goal to cease Manufacture (as such term is defined in the P&G Manufacturing Agreement) of the Supplied Product for DURA after the expiration of the Supply Term. During the Supply Term, DURA shall cause P&G to provide to DURA reasonable transitional support, and DURA shall then provide FHP reasonable transitional support, to aid certification of FHP or FHP's designee as a U.S. Manufacturer for the Supplied Products and to manufacture and sell Supplied Products. As used herein, "transitional support" means DURA's access to P&G's regulatory, manufacturing, purchasing and quality assurance personnel and access to any P&G data and information pertaining to the Supplied Products. All transitional support provided hereunder shall be provided subject to the availability of P&G's appropriate personnel. Such transitional support shall be provided by Dura to FHP without any additional compensation from FHP (other than reimbursement for out of pocket expenses if any) but shall not exceed a cumulative total of eighty
(80) hours effort from DURA's personnel. DURA takes no responsibility, and hereby disclaims any liability whatsoever, for, arising from, caused by or otherwise related to any data, information or services relating to the transitional support services provided pursuant to this section.

     7.5  Survival.   Notwithstanding  anything  herein  to  the  contrary,  the provisions of Article 6 and of Sections 2.3, 4.2, 4.3, -------- 5.1(a) and 7.3 shall survive any termination or expiration of this Agreement.

                         Article 8 - General Provisions

     8.1 Confidentiality. Subject to Section 13.01 of the Principal Agreement, during the Supply Term, DURA shall maintain the Information in confidence and not disclose the Information to a third party other than P&G or use the Information other than as expressly permitted pursuant in Section 2.2 of this Agreement provided that DURA shall have no obligation to FHP with respect to Information which: (i) has been either published or is otherwise in the public domain; (ii) is lawfully acquired by DURA from a third party under no obligation of confidentiality to FHP; or (iii) is reasonably obvious to one skilled in the relevant arts. Notwithstanding anything herein to the contrary, DURA may, after reasonable notice to FHP, disclose any Information to U.S. FDA or any other governmental or other body which legally may request such disclosure. Notwithstanding anything to the contrary contained herein or in any other agreement to which DURA and FHP are parties, neither DURA nor FHP shall, except as required by law or upon the prior written consent of the other party hereto, disclose to any PERSON (other than those of DURA's and FHP's (and their AFFILIATES') respective directors, officers, employees and advisors having a need-to-know) any of the terms or provisions of this Agreement.

     8.2 Force Majeure. DURA shall not be subject to any liability for delay in performance or nonperformance hereunder as a result of fire, flood, natural catastrophe, strike, labor trouble accident, riot, act of governmental authority, act of God or other contingencies and circumstances beyond its reasonable control interfering with the Supplied Production, supply, transportation or receipt of Supplied Product or with the supply of any raw materials used in the Supply thereof. Quantities so affected may be eliminated from this Agreement without liability, but the Agreement shall otherwise remain unaffected.

     8.3 Entire Agreement. This Agreement (and the Principal Agreement and all exhibits and schedules thereto and other documents delivered in connection therewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties with respect to the subject matter hereof. No modification hereof shall be effected by the acknowledgement or acceptance of any purchase order or shipping instruction forms containing terms and conditions at variance with or in addition to those set forth in this Agreement.

     8.4 Headings. Section and article headings as to the contents of particular sections and articles are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections or articles to which they refer.

     8.5 Relations Between the Parties. DURA shall act as independent contractor of FHP in performing its obligations hereunder and shall (or shall cause P&G to)
(i) furnish all labor, supervision, machinery and equipment necessary for performance hereunder and (ii) obtain and maintain all building and other permits and licenses required by public authorities in connection therewith.

     8.6 Assignment. Neither this Agreement nor any claim arising directly or indirectly out of or in connection with the performance of either party hereunder shall be assignable by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, either party hereto may assign or otherwise transfer all or part of this Agreement to any person or entity controlling such party, controlled by such party, under common control with such party, or otherwise an AFFILIATE of such party; provided, however, that no such assignment or transfer shall relieve or release the assignor or transferor from any of its liabilities or obligations under this Agreement. Notwithstanding anything herein to the contrary, FHP acknowledges and agrees that pursuant to the P&G Manufacturing Agreement, P&G may assign its rights and obligations under the P&G Manufacturing Agreement to any party or group of parties which shall purchase P&G's production facility located at Manati, Puerto Rico; provided, however, that: (i) such party or parties shall agree in advance and in writing to agree to the terms and conditions of the P&G Agreement, (ii) DURA agrees in writing to such assignment, and (iii) if DURA does not so agree (as set forth in clause (ii) of this Section 8.6), then P&G may either subcontract the Supply of Supplied Products to such party or parties or continue to Supply Supplied Products, either at the Manati facility or another P&G facility, subject to the terms and conditions of the P&G Agreement. The parties agree to discuss and implement commercially reasonable procedures to implement any transitions as allowed in this Section 8.6.

     8.7 Notice. All communications under this Agreement shall be in writing and shall be either faxed, sent by courier (Federal Express or equivalent) or mailed by first class mail, postage prepaid, to the fax number and/or address specified below. If faxed, such communication shall be deemed to be given when sent; provided, however, that such fax shall be confirmed by sending a hard copy by courier or first class mail (by the methods specified herein) the same day of the sending of such fax. If sent by courier or mailed by first class mail as specified below, such communication shall be deemed to be given either one (1) business days after sending (for communication sent by courier) or three (3) business days after mailing (for communication sent by mail). All communications hereunder shall be sent:

     (1) if to DURA, at its address shown below or such other address as it may give to

FHP by notice hereunder:
                                Dura  Pharmaceuticals,
                                Inc. c/o Elan  Pharmaceuticals,  Inc.
                                7475 Lusk  Boulevard
                                San Diego,  CA 92121
                                Attention: Vice President Commercial and
                                Legal Affairs Fax: (858) 657-0981

         with a copy to:
                                Brobeck, Phleger & Harrison
                                12390 El Camino Real
                                San Diego, CA 92130
                                Attention:       Faye Russell, Esq.
                                Fax: (858) 720-2555

     (2) if to FHP, at its address shown below or such other address as it may give to DURA by notice hereunder:

                                First Horizon Pharmaceutical Corporation 660 Hembree Parkway, Suite 106
                                Roswell, GA 30076
                                Attention: Vice President Corporate Development
                                Fax: (770) 442-9594

         with a copy to:

                                Burke, Warren, McKay & Serritella, P.C.
                                330 North Wabash, 22nd Floor
                                Chicago, IL 60611
                                Attention: Christopher R. Manning, Esq.
                                Fax: (312) 840-7900

     8.8 Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration will not invalidate any other provision hereof and this Agreement shall thereafter continue in full force and effect, except that such invalid or unenforceable provision, and (if necessary) other provisions thereof, shall be reformed by a court of competent jurisdiction so as to effect, insofar as is practicable, the intention of the parties as set forth in this Agreement, provided that if such court is unable or unwilling to effect such reformation, the invalid or unenforceable provisions shall be deemed deleted to the same extent as if it had never existed.

     8.9 Governing Law. The provisions of this Agreement shall be governed in the internal laws of the State of Ohio without regard to the conflict of laws rules thereof.

     8.10 Attachments. The attachments referenced in this Agreement are hereby incorporated in and made a part of this Agreement. The parties may, by mutual consent, amend any attachment herein at any time during the term hereof by executing a version of such attachments dated after the then current version.

     8.11 Waiver. Any waiver by either party hereto of a breach or a default of any provision of this Agreement by any other party hereto shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any party hereto to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any such right, power or privilege by such party.

     8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and same instrument.

     8.13 Conflict. Except as otherwise expressly provided herein or in the Principal Agreement, to the extent that any of the terms and conditions of this Agreement shall conflict with the terms and conditions of the Principal Agreement, the terms and provisions of the Principal Agreement shall control. In no event shall Section 8.14 hereof be deemed to conflict with any provision of the Principal Agreement and, therefore, Section 8.14 shall be the sole governing provision with respect to Special Indemnity Matters (as hereafter defined).

     8.14 Special Indemnity

          (a) Special Indemnity by Seller.

               (i) Special Indemnity. Subject to Section 8.14(b), from and after the CLOSING until the first to occur of: (i) the receipt by FHP and DURA of a P&G MANUFACTURING AGREEMENT CONSENT, (ii) the expiration or termination (other than for DURA's breach) of this Agreement, and (iii) the payment by DURA to FHP of an aggregate amount equal to the Special Indemnity Cap Amount (as hereinafter defined), DURA shall indemnify, reimburse, defend and hold harmless BUYER INDEMNIFIED PARTIES from and against any and all DAMAGES and consequential damages (collectively, the "Special Indemnity Damages"), to the extent directly resulting from (A) the cessation of the supply of PRODUCT to DURA as a result of a repudiation by P&G of that certain Letter dated December 19, 2001 addressed to Elan Corporation from the Manager, Global Product Supply Business Planning of P&G, (B) the failure of DURA to perform in accordance with Section 8.15 hereof, or
                    (C) P&G's failure to use commercially reasonable efforts to supply DURA with a supply of Product under the terms of the P&G Manufacturing Agreement (collectively, the "Special Indemnity Matters").

               (ii) Acknowledgement.   Notwithstanding   any   other   terms  or
                    provisions of this Agreement to the contrary (including other provisions contained herein with respect to indemnification) or any terms or provisions under or pursuant to any other agreement to which FHP and DURA are parties, including the Principal Agreement, DURA shall have no LIABILITY of any kind or nature whatsoever in the event that after FHP's filing of an FHP NDA Filing in accordance with Section 7.1(a) of this Agreement and DURA'S use of all commercially reasonable efforts to cause P&G to continue the term of the P&G Manufacturing Agreement beyond the end of its initial term for an additional period of two years, P&G breaches Section 7.1(a) of the P&G Manufacturing Agreement or otherwise refuses to extend the term of the P&G Manufacturing Agreement pursuant to and in accordance with
                    Section 7.1(a) thereof.

               (iii)Procedures.  FHP shall give DURA  prompt  written  notice (a
                    "Special Indemnification Claim Notice") of any Special Indemnity Damages or discovery of fact upon which FHP intends to base a request for indemnification under Section 8.14(a)(i), provided that no delay on the part of FHP in notifying DURA shall relieve DURA from any obligation hereunder; unless DURA is materially prejudiced thereby. Each Special Indemnification Claim Notice must contain a reasonable description of the claim and the nature and amount of such Special Indemnity Damages (to the extent that the nature and amount of such Special Indemnity Damages are known at such time). FHP shall furnish promptly to DURA copies of all papers and official documents received in respect of any Special Indemnity Damages. All indemnification claims under Section 8.14(a)(i) in respect of a PARTY, its AFFILIATES or their respective directors, officers, employees and agents shall be made solely by such PARTY to this Agreement.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

          (b) Limitations.

               (i)  In no event shall DURA be liable for any  Special  Indemnity
                    Damages pursuant to Section 8.14(a)(i) of this Agreement unless and until the aggregate amount of all such Special Indemnity Damages thereunder exceeds [***] Dollars ($[***]), in which case DURA shall be liable for all such Special Indemnity Damages including the first [***] Dollars ($[***]) of Special Indemnity Damages.

               (ii) In no event shall the  aggregate  liability  of DURA for any
                    Special Indemnity Damages pursuant to Section 8.14(a)(i) exceed an aggregate amount equal to [***] Dollars ($[***] (the "Special Indemnity Cap Amount").

               (iii)The amount of any Special  Indemnity  Damages  under Section
                    8.14(a)(i) shall be reduced by the amount of any insurance proceeds paid to FHP relating to such claim.

               (iv) Notwithstanding  any  other  terms  or  provisions  of  this
                    Agreement (including other provisions contained herein with respect to indemnification) or any terms or provisions under or pursuant to any other agreement to which FHP and DURA are parties, including under Article XI of the Principal Agreement, the right of the BUYER INDEMNIFIED PARTIES to indemnification under Section 8.14(a)(i) shall be the sole and exclusive remedy, without duplication, of the BUYER INDEMNIFIED PARTIES with respect to any and all claims of any kind or nature whatsoever incurred by FHP (or any other BUYER INDEMNIFIED PARTIES) with respect to, arising out of, resulting from or incident to any of the Special Indemnity Matters.

     8.15 Dura Permformance. Dura shall use its best efforts to carry out its duties and responsibilities under this Supply Agreement other than where such performance is prevented by force majeure events as described in Section 8.2 hereof or those duties and responsibilities of Dura which cannot be performed without performance by P&G under the terms of the P&G Manufacturing Agreement, in which event Dura shall be required to use only its commercially reasonable efforts.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FIRST HORIZON PHARMACEUTICAL,            DURA PHARMACEUTICALS, INC.
CORPORATION


By: /s/ Balaji Venkataraman              By:
    ------------------------------           ----------------------------------

Title: EVP Corp. Dev./CFO                Title:
    ------------------------------           ----------------------------------

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